UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7 2020

Thunder Energies Corporation

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-54464	45-1967797
(Commission File Number)	(I.R.S. Employer Identification No.)

3323 NE 163rd Street, Suite 405, North Miami, Florida 33160

(Address of principal executive offices)

(786) 686-0231

(Registrant’s telephone number, including area code)

111 Moorings Dr., Lantana, Florida 33426

(561) 560-4302

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On July 1, 2020, Yogev Shvo, an individual and principal shareholder of Nature Consulting, LLC., a Florida limited liability company, (the “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Saveene Corporation, a Florida corporation (the “Seller”). (The “Purchase”) The consideration for the purchase was provided to the Purchaser from the individual’s private funds, Yogev Shvo.

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.

2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

As a result of the Purchase, the Purchaser owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities.

The purchase price of $250,000.00 for the Preferred Stock was paid in cash. The consideration for the purchase was provided to the Purchaser from the individuals private funds. The Purchase of the Preferred Stock was the result of a privately negotiated transaction which consummation resulted in a change of control of the Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

As a result of the Purchase and change of control of the Registrant, the existing officers and directors of the Company, Andrea Zecevic, CEO and President, Irina Veselinovic, Secretary and Alexander Sentic, Treasurer have resigned.

Under the terms of the stock purchase agreement the new controlling shareholder was permitted to elect representatives to serve on the Board of Directors to fill the seat(s) vacated by prior directors. Mr. Yogev Shvo became the sole Director and Chairman of the Board of the Registrant, and the acting sole officer of the Company.

Yogev Shvo - Chairman

Mr. Shvo is 32 years old. He makes his home in Fort Lauderdale, FL With 10 years of experience in the cannabis industry, Yogev has strived in developing dispensaries such as Colorado based ‘’Sticky Fingers’’, a 100 acre indoor growing facility with 2 harvests per year. Sticky Fingers is operating until today after it was sold by Yogev in 2017.

Following his departure from Sticky fingers Yogev proceeded with his career as a partner on an Oregon based dispensary, Paradise Found. After another successful encounter in the cannabis world Yogev found interest in the rapid growing CBD market.

In the recent years Yogev brought high success to Nature Consulting, creating one of the state’s largest white label CBD companies. The near future is bright for Nature Consulting along with the incorporation of Thunder Energies’ base business.

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On July 13, 2020, Mr. Shvo appoint the following additional officers and directors of the Registrant:

Adam Levy - CEO | President

Mr. Levy is 32 years old. He makes his home in Hollywood, FL After many years experience in property management and land development Adam entered the cannabis world in 2013 as the CEO and General Manager of Denver, Colorado’s ‘’Sticky Fingers’’ Dispensary.

After years of growing and managing Sticky Fingers Adam joined The Hemp Plug in Florida as a head grower and chief of sales.

Adam is a key player for Nature Consulting, overseeing major operations and day to day operations, continuing to help the company grow to its full potential.

Gloria Galindez - Accounting / CFO

Ms. Galindez is 57 years old. She makes his home in Fort Lauderdale, FL With a graduate degree in Civil Engineering from University of Carabobo in Valencia, Venezuela, Gloria began her career as an entrepreneur where she developed skills in business management and accounting.

Lead of the Accounting Department at Nature Consulting. In her current role, Gloria is responsible for maintaining company records, bookkeeping, accounts payable, accounts receivable, payroll payments, sales reports and all the daily financial operations at the company, along with our CPA.

Independent Directors

The Company appointed 2 additional Independent Directors to assist the company with corporate oversight and governance. The issuer’s independent directors’ role is:

a.	To have an independent relationship with the Company’s management, its related corporations, its 10% shareholders and its officers.

b.	Provide an outside, objective perspective to the Company’s management.

c.	Help maintain accountability and objectivity of the management.

d.	Identify conflicts of interest that could interfere (or be reasonably perceived to interfere) with the operation of the Company.

e.	Exercise independent business judgement.

f.	Operate with a view to the best interests of the company and its shareholders.

Mr. Miro Zecevic – Independent Director

Mr. Zecevic is 57 years old and makes his home in West Palm Beach Florida. Miro is an experienced financial executive with more than 30 years of finance experience and 17 years with publicly traded companies. He has an extensive background in capital formation mergers and acquisitions (M&A). He is currently an independent consultant with TNRG focused on M&A, capital raises, and optimization. He is paid on a cash basis to advise the company as an independent director and holds no common share options or warrants positions.

Dr David Michael Feldbaum, MD., FACS – Independent Director

Dr. David M Feldbaum is a medical doctor with practices located in Pembroke Pines, FL, with another office in Hollywood, FL. Dr. Feldman received his Doctor of Medicine from the University of New York Health Science Center at Syracuse College of Medicine. He is Board Certified in Vascular Surgery, is a Fellow of the American College of Surgeons, serves as a Diplomat of the American Board of Surgery and is Certified by the National Board of Medical Examiners. He holds medical licenses in Florida and New York.

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Securities Attorney

Donald R. Keer, P.E., Esq. - Attorney

The company has passed a resolution appointing Mr. Keer as the Company lead securities attorney. Mr. Keer has over 25 years of representing companies in corporate compliance and governance, registrations, mergers and acquisitions, start-up consulting, strategic planning and financial analysis.

Additional Information

As of the date of this filing, the Company has not entered into any material plans, contracts or other arrangements (whether or not written) with its new officers and directors.

There are no arrangements or understandings among members of both the former and new control person and their associates with respect to the election of directors of the Company or other matters.

Item 8.01 Other Events

On March 24 2020 Thunder Energies had secured a revolving line of credit of up to $2,000,000.00 at prime plus 5%. The company drew down one tranche of $75,000 which remains outstanding. The balance of line of credit was cancelled on July 1 2020 in connection with the change of control of the Registrant.

On June 24, 2020, Emry Capital, Inc., holder of (i) that certain convertible debenture in principal amount of $70,000, dated February 15, 2020, and (ii) that certain convertible promissory note in principal amount of $57,000, dated April 22, 2019, sold 50% of each (said debenture and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Energies Corporation

By:	/s/ Yogev Shvo
Chief Executive Officer

Date:  July 20, 2020

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